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                                                                    EXHIBIT 23.5



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the financial statements of RHO Company Incorporated, for the year ended December 31, 1994, (and to all references to our firm) included in this Registration Statement No. 33-60403.



                                                   /s/ Benson & McLaughlin, P.S.



Seattle, Washington
December 23, 1996